              As filed with the Securities and Exchange Commission
                                on June 25, 1999
                                                 Registration Statement No. 333-
================================================================================

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GERBER CHILDRENSWEAR, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


--------------------------------------------------------------------------------
           Delaware                                          62-1624764
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                            7005 Pelham Road, Suite D
--------------------------------------------------------------------------------
                        Greenville, South Carolina 29615
    (Address, including zip code, of Registrant's Principal Executive Office)


      GERBER CHILDRENSWEAR, INC. 1998 LONG-TERM PERFORMANCE INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Richard L. Solar
                            Senior Vice-President and
                             Chief Financial Officer
                           Gerber Childrenswear, Inc.
                            1333 Broadway, Suite 700
                            New York, New York 10018
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (212) 268-5100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                             Please send copies to:
                           Michael R. Littenberg, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed        Proposed
                           Amount      maximum         maximum       Amount of
 Title of securities        to be   offering price     aggregate   registration
  to be registered       registered      per           offering        fee
                            (1)        share(2)        price(2)
================================================================================

Common Stock,                          $8.8800
$.01 par value            750,000      -------        $4,947,210     $1,376.00
per share                              $6.4063

================================================================================

(1) The shares of Common Stock of Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), being registered include shares of restricted stock and shares that may be acquired by exercising options issued or issuable to participants in the Company's 1998 Long-Term Performance Incentive Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 (the "Securities Act"). Includes (i) 57,600 shares which were granted in the form of stock options that are issuable upon payment of a weighted average exercise price of $8.8800 per share and (ii) 692,400 shares which may be granted in the form of restricted stock, stock appreciation rights, other awards of rights to purchase common stock, or in respect of stock options, with exercise prices to be determined, the registration fee for which is based on the average of the high and low prices ($6.4063) of the Common Stock as reported on the New York Stock Exchange Composite Tape on June 18, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.--Incorporation of Documents by Reference.

         The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999;

         3. The Company's Proxy Statement on Schedule 14A filed on April 16, 1999; and

         4. The description of the Common Stock contained in registration statement no. 333-47327, initially filed by the Company with the SEC on March 4, 1998 under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on June 4, 1998 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

         The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

Item 4.--Description of Securities.

         Not applicable.

Item 5.--Interests of Named Experts and Counsel.

         Not applicable.

Item 6.--Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that: (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person acting in any capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The   Company's   Certificate   of   Incorporation   provides  for  the
indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         In that regard, the Certificate of Incorporation provides that the Company shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extend that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability by in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $5,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act.

Item 7.--Exemption from Registration Claimed.

         Not applicable.

Item 8.--Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit

Number
------
  4 Gerber Childrenswear, Inc. Long-Term Performance Incentive Plan, as of March 3, 1998(incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

  5       Opinion of Schulte Roth & Zabel LLP.

 23.1     Consent of Ernst & Young LLP.

 23.2     Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To  include  any  material   information  with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of June, 1999.



                                                 GERBER CHILDRENSWEAR, INC.


                                                 By: /s/ RICHARD L. SOLAR
                                                 ------------------------
                                                 Richard L. Solar
                                                 Senior Vice President and
                                                 Chief Financial Officer



                                       I

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 25th day of June, 1999.


                                                 Signature and Title



                                                 /s/ EDWARD KITTREDGE
                                                 --------------------
                                                 Edward Kittredge
                                                 Director, Chairman, Chief
                                                 Executive Officer and President
                                                 (Principal Executive Officer)

                                                 /s/ RICHARD L. SOLAR
                                                 --------------------
                                                 Richard L. Solar
                                                 Director, Senior Vice President
                                                 and Chief Financial Officer
                                                 (Chief Financial Officer)

                                                 /s/ DAVID E. UREN
                                                 -----------------
                                                 David E. Uren
                                                 Vice President of Finance,
                                                 Secretary and Treasurer
                                                 (Chief Accounting Officer)

                                                 /s/ RICHARD CASHIN
                                                 ------------------
                                                 Richard Cashin
                                                 Director

                                                 /s/ LAWRENCE R. GLENN
                                                 ---------------------
                                                 Lawrence R. Glenn
                                                 Director

                                                 /s/ JAMES P. MANNING
                                                 --------------------
                                                 James P. Manning
                                                 Director

                                                 /s/ JOSEPH MEDALIE
                                                 ------------------
                                                 Joseph Medalie
                                                 Director

                                                 /s/ JOHN D. WEBER
                                                 -----------------
                                                 John D. Weber
                                                 Director

         Pursuant to the requirements of the Securities Act of 1933, the Company's Compensation Committee, as administrator of the Company's Long-Term Performance Incentive Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of June, 1999.



                                                 GERBER CHILDRENSWEAR, INC.
                                                 1998 LONG-TERM PERFORMANCE
                                                 INCENTIVE PLAN


                                                 By: /s/ James P. Manning
                                                 ------------------------
                                                 Name:   James P. Manning
                                                 Title:  Chairman of the
                                                         Compensation Committee

                                  EXHIBIT INDEX

Exhibit
Number   Exhibit
-------  -------
  5      Opinion of Schulte Roth & Zabel LLP

 23.1    Consent of Ernst & Young LLP

 23.2    Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)